Exhibit 99.2

JLL Income Property Trust
Closes New $1 Billion Credit Facility

Chicago (March 17, 2026) – JLL Income Property Trust, an institutionally managed, daily NAV REIT (NASDAQ: ZIPTAX; ZIPTMX; ZIPIAX; ZIPIMX; ZIPIBX; ZIPSAX; ZIPZAX; ZIPDBX) with approximately $6.9 billion in portfolio equity and debt investments, announced it has secured a $1 billion credit facility with a syndicate of ten market-leading real estate lenders. The credit facility contains a $600 million revolving line of credit and a $400 million term loan and JLLIPT can increase the facility up to a total of $1.3 billion. It has a two year term, plus three one year extension options and bears an interest rate based on SOFR, plus a spread ranging from 1.20% to 1.95%.

“We appreciate the recognition by these ten major financial institutions of our investment strategy, the growth and quality of our portfolio, and our performance track record,” said Allan Swaringen, President and CEO of JLL Income Property Trust. “This new facility supports our growth plans and increases our flexibility to invest at an opportune time early in what we believe to be a recovery cycle.”

The lenders in this credit facility syndicate are led by JPMorgan Chase Bank, N.A. as Administrative Agent, and includes JPMorgan Chase Bank, N.A., Bank of America, N.A., Capital One, National Association, PNC Capital Markets LLC and Wells Fargo Securities, LLC as Co-Syndication Agents, Joint Lead Arrangers and Joint Bookrunners. Other lenders participating in the syndicated credit facility include BMO Bank N.A.; Fifth Third Bank, National Association; Regions Bank; TD Bank, N.A.; and The Bank of New York Mellon.

JLL Income Property Trust is an institutionally managed, daily NAV REIT that owns a growing portfolio of real estate investments selected by an institutional investment management team and sponsored by one of the world’s leading real estate services firms.

For more information on JLL Income Property Trust, please visit our website at www.jllipt.com.

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Confidential

JLL INCOME PROPERTY TRUST, INC. (NASDAQ: ZIPTAX; ZIPTMX; ZIPIAX; ZIPIMX; ZIPIBX; ZIPSAX; ZIPZAX; ZIPDBX),
JLL Income Property Trust, Inc. is a daily NAV REIT that owns and manages a diversified portfolio of high quality, income-producing residential, industrial, grocery-anchored retail, healthcare and office properties located in the United States. JLL Income Property Trust expects to further diversify its real estate portfolio over time, including on a global basis. For more information, visit www.jllipt.com.

ABOUT LASALLE INVESTMENT MANAGEMENT | INVESTING TODAY. FOR TOMORROW.
LaSalle Investment Management, a subsidiary of JLL, is a globally integrated, diverse real estate investment manager. On a global basis, LaSalle manages US$86.4 billion of assets in private and public real estate equity and debt investments as of Q3 2025. LaSalle's client base includes public and private pension funds, insurance companies, governments, corporations, endowments and private individuals from across the globe. LaSalle sponsors a diverse range of investment vehicles, including separate accounts, open- and closed-end funds, public securities and entity-level investments.

Forward Looking Statements and Future Results
This press release may contain forward-looking statements with respect to JLL Income Property Trust. Forward-looking statements are statements that are not descriptions of historical facts and include statements regarding management’s intentions, beliefs, expectations, research, market analysis, plans or predictions of the future. Because such statements include risks, uncertainties and contingencies, actual results may differ materially from those expressed or implied by such forward-looking statements. Past performance is not indicative of future results and there can be no assurance that future dividends will be paid.

Contacts:
Michael Gelobter
LaSalle Investment Management
Email: Michael.gelobter@lasalle.com

Doug Allen
Dukas Linden Public Relations
Telephone: +1 646 722 6530
Email: JLLIPT@DLPR.com

Confidential